UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011 (November 10, 2011)

CHESAPEAKE GRANITE WASH TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-35343	45-6355635
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 919 Congress Avenue, Suite 500 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (800) 852-1422

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On November 10, 2011, Chesapeake Granite Wash Trust (the “Trust”) and Chesapeake Energy Corporation (“Chesapeake”) entered into an underwriting agreement by and among the Trust, Chesapeake and Morgan Stanley & Co. LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (the “Underwriters”) providing for the offer and sale by the Trust in a firm commitment underwritten offering of 20,000,000 common units representing beneficial interests in the Trust (“Common Units”). The public offering price per Common Unit was $19.00. Pursuant to the Underwriting Agreement, the Trust also granted the Underwriters a 30-day option to purchase up to an additional 3,000,000 Common Units. The offering was made pursuant to a joint Registration Statement on Form S-1 and Form S-3 (Registration Nos. 333-175395 and 333-175395-01) filed by the Trust and Chesapeake, respectively. Pursuant to the Underwriting Agreement, the Trust and Chesapeake agreed, among other things, to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Underwriting Agreement contains other terms and conditions that are generally customary for comparable transactions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE GRANITE WASH TRUST

By:	Chesapeake Energy Corporation

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date: November 14, 2011

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 10, 2011, by and among Chesapeake Energy Corporation, Chesapeake Granite Wash Trust and Morgan Stanley & Co. LLC and Raymond James & Associates, Inc., as representatives of the several Underwriters.